EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended August 10, 2012

Current Month				Rolling Performance*				Rolling Risk Metrics* (Sep 2007 – Aug 2012)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	0.6%	0.2%	3.3%	-3.6%	-2.4%	3.2%	3.0%	3.2%	12.1%	-18.7%	0.3	0.4
B**	0.6%	0.1%	2.9%	-4.2%	-3.0%	2.5%	N/A	2.5%	12.1%	-20.4%	0.3	0.3
Legacy 1***	0.6%	0.2%	4.7%	-1.6%	-0.6%	N/A	N/A	-1.3%	11.1%	-14.8%	-0.1	-0.2
Legacy 2***	0.6%	0.2%	4.4%	-2.0%	-0.9%	N/A	N/A	-1.7%	11.0%	-15.2%	-0.1	-0.2
Global 1***	0.7%	0.2%	5.2%	-0.7%	-2.2%	N/A	N/A	-2.4%	10.5%	-14.6%	-0.2	-0.3
Global 2***	0.6%	0.2%	5.0%	-1.0%	-2.5%	N/A	N/A	-2.7%	10.5%	-15.4%	-0.2	-0.3
Global 3***	0.6%	0.1%	3.9%	-2.6%	-4.2%	N/A	N/A	-4.5%	10.5%	-19.7%	-0.4	-0.6

S&P 500 Total Return Index****	1.2%	2.0%	13.3%	17.8%	13.5%	1.2%	6.5%	1.2%	19.2%	-50.9%	0.2	0.1
Barclays Capital U.S. Long Gov Index****	-0.8%	-2.1%	5.3%	17.3%	13.0%	11.2%	8.2%	11.2%	13.2%	-12.3%	0.9	1.6
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	32%					31%
Energy	7%	Long	Brent Crude Oil	2.4%	Long	6%	Long	Brent Crude Oil	2.3%	Long
			Gasoline Blendstock	2.1%	Long			Gasoline Blendstock	1.9%	Long
Grains/Foods	16%	Long	Soybeans	4.2%	Long	16%	Long	Soybeans	4.2%	Long
			Corn	3.5%	Long			Corn	3.5%	Long
Metals	9%	Short	Aluminum	3.3%	Short	9%	Short	Aluminum	3.3%	Short
			Nickel	1.6%	Short			Nickel	1.5%	Short
FINANCIALS	68%					69%
Currencies	25%	Short $	Euro	3.9%	Short	25%	Short $	Euro	4.0%	Short
			Swiss Franc	2.7%	Short			Swiss Franc	2.7%	Short
Equities	32%	Long	S&P 500	8.7%	Long	33%	Long	S&P 500	9.0%	Long
			Dax Index	3.5%	Long			Dax Index	3.6%	Long
Fixed Income	11%	Long	Long Gilts	1.6%	Long	11%	Long	Long Gilts	1.6%	Long
			Bunds	1.3%	Long			Bunds	1.4%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil markets rallied to a 12-week high as speculators believed Hurricane Ernesto might hinder Mexican oil exports.  The U.S. Energy Information Administration forecast increased gasoline demand, adding to gains in crude oil prices.  Natural gas prices fell as the recent heat wave in the U.S. began to subside, reducing energy demand.

Grains/Foods
Soybean markets finished higher, based on speculation global export demand for U.S. crops will outpace supply.  Wheat markets modestly declined as the U.S. Department of Agriculture reported stronger-than-expected production.  Sugar prices fell as recent supply constraints caused by transportation delays began to ease.

Metals
Base metals markets generally rose as strength in the equity markets supported industrial demand forecasts.  Beliefs Chinese officials may soon take action to spur economic growth also contributed to rising base metals prices.

Currencies
The euro dipped against major currencies as investors liquidated positions due to uncertainty regarding upcoming European Central Bank action and a decline in German manufacturing data.  In Asia, the Japanese yen moved higher on speculation the Bank of Japan would not take near-term action to weaken the currency. The Australian dollar rallied due to better-than-expected employment data.

Equities
Global equity markets rose as many positive economic indicators prompted buying.  Strong earnings reports and better-than expected data, including weekly U.S. jobless claims, industrial production, and housing all drove global share prices higher.

Fixed Income
U.S. Treasury markets finished flat as yield declines early in the week prompted by Eurozone concerns were offset by gains supported by an improved outlook for the U.S. economy.  German Bund markets finished higher due to a late-week safe-haven buying fostered by weak Chinese economic data.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset):  A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.